UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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XOMA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XOMA CORPORATION

2910 Seventh Street

Berkeley, California 94710

(510) 204-7200

April 10, 2015

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of XOMA Corporation on May 21, 2015 at 9:00 a.m. local time, which will be held at our offices at 2910 Seventh Street, Berkeley, California.

Details of the business to be conducted at the annual meeting are provided in the Notice of Annual Meeting of Stockholders and Proxy Statement. Also, for your information, we are making available a copy of our annual report to stockholders for the fiscal year ended on December 31, 2014. We are providing our stockholders access to all of these materials via the Internet, reducing the amount of paper necessary to produce these materials, as well as costs associated with mailing all of these materials to all stockholders. Accordingly, on or about April 10, 2015, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of March 27, 2015 and will have posted our proxy materials on the website referenced in the Notice (http://wfss.mobular.net/wfss/xoma/). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice, and any stockholder not receiving a printed set of our proxy materials may request to receive a printed set of such materials.

We hope that you will attend the annual meeting. In any event, please promptly vote your proxy by accessing the Internet, via a toll-free telephone number as instructed in the Notice or, if you have elected to receive a paper copy of the proxy materials, by completing, signing and returning the proxy card that is provided.

Sincerely yours,

John Varian Chief Executive Officer

XOMA CORPORATION

2910 Seventh Street

Berkeley, California 94710

(510) 204-7200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 9:00 A.M. ON MAY 21, 2015

To the Stockholders of XOMA Corporation:

Notice is hereby given that the annual meeting of stockholders of XOMA Corporation (the “Company”) will be held at the Company’s offices at 2910 Seventh Street, Berkeley, California, on May 21, 2015, at 9:00 a.m. local time, for the following purposes:

1.	To elect our nominees for director;

2.	To approve the 2015 Employee Stock Purchase Plan; and

3.	To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors has fixed the close of business on March 27, 2015, as the record date for the determination of stockholders entitled to notice of, and to vote at, this meeting and at any adjournment or postponement thereof. On March 27, 2015, the Company had 116,937,855 shares of common stock issued and outstanding. The proxy materials prepared in connection with the annual meeting are being made available at http://wfss.mobular.net/wfss/xoma/. Directions to the annual meeting can be found at www.xoma.com.

By Order of the Board of Directors,

Russell J. Wood Senior Corporate Counsel & Corporate Secretary

This proxy statement and the related proxy card are being sent or made available on or about April 10, 2015.

YOUR VOTE IS IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 2015

Our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at www.sec.gov and on our website, www.xoma.com, by clicking “Investors” and then “SEC Filings.” We will mail without charge, upon written request, a copy of the Annual Report on Form 10-K. Requests should be sent to: XOMA Corporation, Attention Corporate Secretary, 2910 Seventh Street, Berkeley, California 94710.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the telephone or the Internet as instructed on the enclosed proxy card, or sign and return your proxy card prior to the meeting in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

XOMA CORPORATION

PROXY STATEMENT

TO THE STOCKHOLDERS:

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of XOMA Corporation, a Delaware corporation (“XOMA” or the “Company”), for use at the annual meeting of stockholders to be held at the Company’s offices at 2910 Seventh Street, Berkeley, California, 94710 on May 21, 2015, at 9:00 a.m. local time, or any adjournment or postponement thereof, at which stockholders of record holding shares of common stock on March 27, 2015, will be entitled to vote. On March 27, 2015, the Company had issued and outstanding 116,937,855 shares of common stock, par value $0.0075 per share (“Common Stock”). Holders of Common Stock are entitled to one vote for each share held.

Access via Internet

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials, including our annual report, to each stockholder of record, we have decided to provide access to these materials via the Internet to all of our stockholders. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 10, 2015, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to stockholders of record as of March 27, 2015, and will have posted our proxy materials on the website referenced in the Notice (http://wfss.mobular.net/wfss/xoma/). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice, and any stockholder not receiving a printed set of our proxy materials may request to receive a printed set of such materials.

How to vote your shares

Your shares can be voted at the annual meeting only if you are present in person or represented by proxy. All registered stockholders can appoint a proxy by paper proxy, by telephone or via the Internet by following the instructions included with their proxy card. Stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on voting their shares of Common Stock. Stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm participating in the Broadridge Financial Services, Inc. online program may appoint a proxy electronically through the Internet. Instruction forms will be provided to stockholders whose bank or brokerage firm is participating in Broadridge’s program. Signing and returning the proxy card or submitting the proxy by telephone or through the Internet does not affect the right to vote in person at the annual meeting.

Voting of Proxy

All shares represented by a valid proxy to the annual meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instruction and do not hold your shares beneficially thorough a broker, bank or other nominee, your shares will be voted:

•	FOR each of the nominees for the Board of Directors; and

•	FOR the approval of the 2015 Employee Stock Purchase Plan.

Revocability of Proxies

In the case of registered stockholders, a proxy may be revoked at any time prior to its exercise by (a) giving written notice of such revocation to the Secretary of the Company at the Company’s principal office, 2910 Seventh Street, Berkeley, California 94710, (b) appearing and voting in person at the annual meeting,

(c) properly completing and executing a later-dated proxy and delivering it to the Company at or before the annual meeting, or (d) retransmitting a subsequent proxy by telephone or via the Internet before the annual meeting. Presence without voting at the annual meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. Stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on revoking their previously appointed proxies. Abstentions and broker non-votes are each included in the number of shares of Common Stock present and entitled to vote for purposes of establishing a quorum but are not counted in tabulations of the votes cast on proposals presented to stockholders.

Quorum

The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding on the record date will constitute a quorum. Abstentions are included in the number of shares of Common Stock present and entitled to vote for purposes of establishing a quorum but are not counted in tabulations of the votes cast on proposals presented to stockholders.

The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and delivery of this proxy statement, the proxy card, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock that are beneficially owned by others to forward to such beneficial owners. The solicitation of proxies may be supplemented by one or more of telephone, telegram, or personal solicitation by directors, officers, or employees of the Company for no additional compensation. Stockholders appointing a proxy through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the stockholders.

BENEFICIAL STOCK OWNERSHIP

The following table sets forth certain information regarding all stockholders known by the Company to be the beneficial owners of more than 5% of the Company’s issued and outstanding shares of Common Stock and regarding each director, each of our named executive officers (“NEOs”) and all directors and executive officers as a group, together with the approximate percentages of issued and outstanding shares of Common Stock owned by each of them. Percentages are calculated based upon shares issued and outstanding plus shares that the holder has the right to acquire under stock options, warrants exercisable and restricted stock units releasable within 60 days from March 1, 2015. The percentages in the table below are based on an aggregate of 116,184,620 shares of Common Stock issued and outstanding as of March 1, 2015. Except for information based on Schedules 13G, as indicated in the footnotes, amounts are as of March 1, 2015 and each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned, subject to community property laws where applicable. An individual’s presence on this or any other table presented herein is not intended to be reflective of such person’s status as a “reporting person” under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The address for each director and executive officer listed in the table below is c/o XOMA Corporation, 2910 Seventh Street, Berkeley, California 94710.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Felix J. Baker and Julian C. Baker(1)	22,306,855	18.00%
FMR LLC(2)	16,144,776	13.90%
Kingdon Capital Management, L.L.C.(3)	8,044,676	6.92%
Bank of America Corporation(4)	7,249,032	6.24%
BlackRock Inc.(5)	7,107,373	6.12%
Capital Ventures International(6)	6,080,640	6.11%
William K. Bowes, Jr.(7)	123,376	*
Peter Barton Hutt(8)	278,921	*
Thomas Klein (9)	353,650	*
Fred Kurland(10)	673,392	*
Joseph M. Limber(11)	72,260	*
Kelvin Neu(12)	72,683	*
Paul D. Rubin, M.D.(13)	463,139	*
Patrick J. Scannon, M.D., Ph.D.(14)	456,113	*
W. Denman Van Ness(15)	161,039	*
John Varian(16)	1,187,574	*
Timothy P. Walbert(17)	116,055	*
Jack L. Wyszomierski(18)	115,501	*
All directors and current executive officers as a group as of the record date (12 persons)(19)	4,073,703	3.44%

*	Indicates less than 1%.
(1)	The shares are held by Baker Brothers Life Sciences, L.P. (19,159,075 shares, including warrants to purchase 6,608,225 shares), 667, L.P. (2,605,485 shares, including warrants to purchase 792,796 shares), and 14159, L.P. (480,712 shares, including warrants to purchase 174,738 shares). Felix J. Baker and Julian C. Baker are the controlling members of the sole general partners of the limited partnerships that are the sole general partners of these entities, may be deemed to be the indirect beneficial owners of such securities and have indicated shared voting and dispositive power with respect thereto. Kelvin Neu, a Managing Director of Baker Bros. Advisors, LLC, serves on the XOMA Corporation Board of Directors, and the shares held by Baker Bros. Advisors are not beneficially owned by Mr. Neu.
(2)	Based on a Schedule 13G/A filed with the SEC on February 13, 2015. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC, and Abigail P. Johnson is a Director, the Vice Chairman, the Chief

Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(3)	Based on a Schedule 13G filed with the SEC on February 17, 2015.
(4)	Based on a Schedule 13G filed with the SEC on February 17, 2015.
(5)	Based on a Schedule 13G/A filed with the SEC on February 9, 2015.
(6)	Based on a Schedule 13G/A filed with the SEC on February 13, 2015. The shares include warrants to purchase 157,500 shares of Common Stock exercisable within 60 days after March 1, 2015. The warrants are not exercisable to the extent that the total number of shares then beneficially owned by a reporting person and its affiliates and any other persons whose beneficial ownership of shares would be aggregated with such reporting person for purposes of Section 13(d) of the Exchange Act, would exceed 9.8%. Heights Capital Management, Inc., which serves as the investment manager to Capital Ventures International, may be deemed to be the beneficial owner of all shares owned by Capital Ventures International.
(7)	Includes 85,510 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after March 1, 2015.
(8)	Includes 136,023 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after March 1, 2015.
(9)	Includes 195,600 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after March 1, 2015. Does not include 4,660 shares of Common Stock that have been deposited pursuant to the Company’s Deferred Savings Plan.
(10)	Includes 615 shares of Common Stock held by The Kurland Family Living Trust. Does not include 22,139 shares of Common Stock that have vested pursuant to the Company’s Deferred Savings Plan.
(11)	Includes 44,360 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after March 1, 2015.
(12)	Includes 47,583 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after March 1, 2015.
(13)	Includes 320,741 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after March 1, 2015. Does not include 6,881 shares of Common Stock that have been deposited pursuant to the Company’s Deferred Savings Plan.
(14)	Includes 4,053 shares of Common Stock held by The Patrick J. Scannon Separate Property Trust. Includes 336,024 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after March 1, 2015. Does not include 25,080 shares of Common Stock that have been deposited pursuant to the Company’s Deferred Savings Plan.
(15)	Includes 2,600 shares of Common Stock held by The Van Ness 1983 Revocable Trust, of which Mr. Van Ness is a trustee, and 30 shares held in individual retirement accounts. Includes 113,382 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after March 1, 2015.
(16)	Includes 627,190 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after March 1, 2015. Does not include 18,538 shares of Common Stock that have been deposited to the Company’s Deferred Savings Plan.
(17)	Includes 80,260 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after March 1, 2015.

(18)	Includes 79,706 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after March 1, 2015.
(19)	Does not include 77,298 shares of Common Stock that have been deposited pursuant to the Company’s Deferred Savings Plan.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The primary objectives of the Company’s compensation program are to enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company’s stockholders over the long-term through the creation of stockholder value and achievement of strategic company objectives that are fundamental to our business model. We attract and retain executives by benchmarking against peer companies in our industry to ensure that our compensation packages remain competitive. This practice is discussed in greater detail below under the heading “Benchmarking.” When creating an executive’s overall compensation package, the different elements of compensation are considered in light of the role the executive will play in our achieving near-term and longer-term goals as well as the compensation packages provided to similarly situated executives at peer companies. We also tie short- and long-term cash and equity rewards to the achievement of measurable corporate and individual performance criteria to create incentives that we believe enhance executive performance. Such performance criteria vary depending on each executive’s individual role, but include value-adding achievements such as revenue generation, cost reduction, gains in production efficiency, and timely completion of undertakings. None of our employees are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Role of the Compensation Committee

The Compensation Committee is composed entirely of non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934 and outside directors under Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. The Compensation Committee oversees the compensation policies, plans and programs for all of our employees generally, but only reviews and individually approves the compensation for our officers, including our executive officers. With respect to the compensation of our Chief Executive Officer, final compensation decisions are made by the independent members of our Board, upon recommendations made by the Compensation Committee.

In making its executive compensation determinations, the Compensation Committee receives input from its independent compensation consultant, as well as recommendations from management, although no member of management is present or participates in decisions regarding his or her own compensation.

Role of the Compensation Committee’s Independent Compensation Consultant

In accordance with this authority, the Compensation Committee has retained the services of Compensia, Inc., an independent consulting firm that specializes in executive compensation consulting (the “Consultant”), to assist the Compensation Committee in evaluating the Company’s executive compensation program against the relevant market and to review executive compensation changes. The Consultant looked at short-term and long-term incentive compensation, and benefits. No other services were provided by the Consultant, and therefore the Compensation Committee considers the Consultant to be independent of management.

Benchmarking

At the direction of the Compensation Committee, in 2014 management created a survey (the “Executive Compensation Survey”) which compared the Company’s executive pay levels to those of a peer group of 20 companies as reported in the Radford Global Life Sciences Survey from 2014. The peer group was developed by selecting primarily biotechnology companies with market-approved products or that are in the late stage of developing their products, and that are within a certain range of market capitalization and revenues. The companies that comprised the peer group were: Agios Pharmaceuticals, ARIAD Pharmaceuticals, Array BioPharma, BioCryst Pharmaceuticals, CTI BioPharma, Cytokinetics, Dyax, Epizyme, Exelixis, Halozyme Therapeutics, Hyperion Therapeutics, Ligand Pharmaceutical, Merrimack Pharmaceuticals, Momenta Pharmaceuticals, OncoMed Pharmaceuticals, Osiris Therapeutics, PTC Therapeutics, Raptor Pharmaceutical, Repligen, and Vanda Pharmaceuticals. This peer group differs from that used by the Compensation Committee last year. The peer group last year included Affymax, Alnylam Pharmaceuticals, ArQule, Array BioPharma, BioCryst Pharmaceuticals, Dyax, Immunomedics, Infinity Pharmaceuticals, Neurocrine Biosciences, Osiris Therapeutics, Repligen, Targacept, Trius Therapeutics, Vical and XenoPort. The Compensation Committee reviewed management’s proposed peer group and approved it as recommended.

The Compensation Committee considers various benchmarks (i.e., the 25th percentile, the 50th percentile and the 75th percentile) based on the Executive Compensation Survey and chooses a benchmark for a particular year based on the level it deems most appropriate for the Company. For 2014, the Compensation Committee chose the 50th percentile as the benchmark. This process is performed to ensure that total compensation is competitive within the industry and appropriate when certain levels of performance are achieved. If, based on this evaluation, the Compensation Committee determines that the Company’s current compensation levels are not appropriate or tailored to our compensation objectives, then the Compensation Committee may adjust the applicable compensation levels and targets accordingly.

As part of the benchmarking process, the Compensation Committee recognizes the practical reality that job responsibilities of persons with similar titles may vary significantly from company to company and that a person’s title is not necessarily descriptive of a person’s duties. The Compensation Committee considers the scope and complexity of executive positions within the Executive Compensation Survey and compares these positions to the scope and complexity of our executive positions. The result is an assessment of the compensation being paid to our executives in light of the compensation being paid to persons performing duties of similar scope and complexity at the companies included in the Executive Compensation Survey. The Compensation Committee uses this assessment to assist it in making decisions regarding appropriate compensation levels for our executive positions. The underlying principle of the evaluation methodology is to focus on identifying those positions that have a scope and complexity of responsibilities that are comparable to those duties exercised by each of our particular executives.

Compensation Components

Base Salary.    The base salary paid to an officer or employee is determined on the basis of the individual’s overall experience, responsibility, performance and compensation level in his or her prior position (for newly hired officers), the individual’s overall performance and compensation level at the Company during the prior year (for current employees), the compensation levels of peer companies (including the biotechnology companies included in our peer group for this year) and the labor market in which the Company competes for employees, the performance of the Company’s Common Stock during the prior fiscal year and such other factors as may be appropriately considered by the Board, by the Compensation Committee and by management in making its proposals to the Compensation Committee.

Annual Incentive Compensation.    Our named executive officers are eligible to receive annual cash incentive awards, with a target bonus opportunity determined as a percentage of their base salary. We established these programs in order to incentivize our executives to achieve short-term financial and business objectives, and because it is a standard element of compensation paid by our peer companies. In addition, it provides a significant element of variable compensation, which reflects our “pay for performance” culture.

For 2014, the Compensation Committee set the target bonus opportunity for our Chief Executive Officer at 50% of his base salary, and ranges from 35% to 40% of base salary for our other named executive officers. These percentages are generally consistent with the market median target bonus opportunities for comparable positions within our peer group.

CEO Incentive Compensation Plan.    Our CEO is eligible to receive annual bonus awards under our CEO Incentive Compensation Plan (the “CICP”), which the stockholders approved in 2004. At the beginning of each year, the Compensation Committee recommends to the Board and the Board approves certain pre-established Company objectives for that year (“Company Objectives”), with each Company Objective assigned a weighting toward completion of the Company Objectives overall (each, a “Achievement Percentage”). Unless 70% of the Company Objectives for that year have been met, no incentive compensation will be awarded. The Board retains considerable discretion both in determining the extent to which the Company Objectives are achieved and in considering additional factors that may influence its overall determinations.

The incentive compensation under the CICP is weighted as follows: 50% based on meeting Company Objectives, 30% based on CEO evaluation form criteria (relating to leadership, strategic and succession planning, financial matters, human resources, communications and external and board relations) and 20% based on an evaluation of individual performance objectives by the Compensation Committee. The target bonus opportunity for the CEO is 50% of his annual base salary, with a maximum opportunity of 75% of base salary.

After the end of the year, the Compensation Committee and the independent members of the Board meet and determine whether, and to what extent, the CEO met the Company Objectives established at the beginning of that year.

Management Incentive Compensation Plan.    All of the NEOs (other than the CEO) are eligible to earn an annual bonus award under our Management Incentive Compensation Plan (the “MICP”). As with the CICP, at the beginning of each year, the Board (with advice from the Compensation Committee) establishes a target incentive compensation pool, which is then adjusted at year-end to reflect the Company’s performance in achieving the Company Objectives. In addition, individual objectives are set by the CEO for each of the other NEOs. The incentive compensation under the MICP is weighted as follows: 50% based on meeting Company Objectives, 30% based on individual objectives and 20% based on a discretionary evaluation by the CEO. The target awards for these officers as a percentage of base salary range from 35% to 40%, with an award opportunity range of 0% to up to 60% of base salary.

After the close of the year, the Compensation Committee makes a determination as to the performance of the Company and MICP participants in meeting the Company Objectives and individual objectives for that year. Awards to MICP participants vary depending upon the level of achievement of the Company Objectives, the size of the incentive compensation pool and the MICP participants’ base salaries and performance during the year as well as their expected ongoing contribution to the Company. The Company must meet a minimum percentage of the Company Objectives (currently 70%) before any awards are made under the MICP for that year. The Board and the Compensation Committee retain considerable discretion both in determining the extent to which the Company Objectives are achieved and in considering additional factors which may influence its overall determinations.

Bonus Determinations for 2014.    For 2014, the Compensation Committee recommended, and the Board approved, the following Company Objectives: (1) advance the Company’s XMetS program, which was assigned a 5% Achievement Percentage, (2) advance the antibody technology and preclinical pipeline, which was assigned a 5% Achievement Percentage, (3) advance certain components of a Gevokizumab biological license application, which was assigned a 10% Achievement Percentage, (4) advance the development of the Company’s lead product candidate, Gevokizumab, in uveitis, which was assigned a 15% Achievement Percentage, (5) advance the development of Gevokizumab in new indications, which was assigned a 10% Achievement Percentage, (6) advance the development of the other products in the Company’s pipeline, which was assigned a 10% Achievement Percentage, (7) monetize the Company’s XMetA and XMetS programs, which was assigned a 10% Achievement Percentage, (8) achieve licensing revenue from the Company’s other programs, which was assigned a 5% Achievement Percentage, (9) advance the Gevokizumab commercial launch for its lead indication, which was assigned a 5% Achievement Percentage, (10) evaluate and select a channel distribution strategy for Gevokizumab, which was assigned a 5% Achievement Percentage, (11) manage the Company’s financial resources in order to end the year with at least $55.9 million in cash and cash equivalents, which was assigned a 15% Achievement Percentage and (12) identify major areas requiring compliance by function and ensure policy ownership and creation, which was assigned a 5% Achievement Percentage. In February of 2015, the Board concluded that the first, third, sixth, tenth, eleventh and twelfth Company Objectives had been achieved, that the second, fifth, eighth, and ninth Company Objectives had been exceeded, and that the fourth and seventh Company Objectives had not been achieved.

After evaluating the relevant facts and circumstances, the Board concluded that the minimum percentage (70%) of the Company Objectives had been exceeded for 2014 and that, as a result, awards could be made under the MICP for that year.

Under the CICP, Mr. Varian’s individual objectives for 2014 were identical to the Company Objective described above.

Individual objectives for 2014 under the MICP for Dr. Scannon were to: (1) establish and implement the Company’s program management committee, (2) carry out his role in connection with the Company’s discovery programs, (3) lead the Company’s government affairs program to seek additional funding for research and clinical activities and to support analysis of pricing/reimbursement landscape for the Company’s rare disease indications and (4) establish an integrated organizational development program for the Company. In February of 2015, the CEO determined, and the Compensation Committee concurred, that Dr. Scannon had exceeded the first such objective and achieved the second, third and fifth such objectives.

Individual objectives for 2014 under the MICP for Dr. Rubin were to: (1) carry out his role in connection with the first Company Objective, (2) carry out his role in connection with the second Company Objective, (3) carry out his role in connection with the third Company Objective, (4) carry out his role in connection with the fourth Company Objective, (5) carry out his role in connection with the fifth Company Objective, (6) carry out his role in connection with the seventh Company Objective, (7) carry out this role in connection with the eleventh Company Objective with respect to research and development and manufacturing resources and (8) carry out his role in connection with the twelfth Company Objective with respect to research and development and manufacturing. In February of 2015, the CEO determined, and the Compensation Committee concurred, that Dr. Rubin had achieved the first, third, seventh and eight such objectives, exceeded the second and fifth such objectives, and did not achieve the fourth and sixth such objectives.

Individual objectives for 2014 under the MICP for Mr. Kurland were to: (1) provide financial support XOMA’s operations and business development functions and maintain certain financial metrics, (2) carry out his role in connection with the eleventh Company Objective with respect to increasing XOMA’s visibility in the institutional investment community and maintaining institutional holdings, (3), carry out his role in connection with the fourth, fifth and sixth Company Objectives with respect to developing the service function within the Legal Finance, and Investor Relations departments to proactively engage with operating groups to support attainment of goals, (4) carry out his role in connection with the ninth Company Objective, (5) review and assess certain aspects of the Company’s tax management processes, (6) carry out his role in connection with the twelfth Company Objective, (7) carry out his role in connection with the eleventh Company Objective with respect to the functional groups he supervised and (8) establish an integrated organizational development program for the Company. In February of 2015, the CEO determined and the Compensation Committee concurred that Mr. Kurland had achieved the first, second, third, fourth and eighth such objectives, exceeded the fifth and seventh such objectives, and did not achieve the sixth such objective.

Individual objectives for 2014 under the MICP for Mr. Klein were to: (1) carry out his role in connection with the ninth Company Objective with respect to the potential launch of Gevokizumab in uveitis, (2) carry out his role in connection with the tenth Company Objective, (3) carry out his role in connection with the development of the Company’s commercial infrastructure, (4) advance the Company’s research and strategy regarding payers and Gevokizumab forecasting, (5) establish internal and external leadership presence for the

Company, (6) evaluate certain disease areas for Gevokizumab to provide the potential of a broader commercial path forward and (7) establish and implement the Company’s program management committee. In February of 2015, the CEO determined and the Compensation Committee concurred that Mr. Klein had achieved the first and fifth such objectives, exceeded the second, third, sixth and seventh such objectives, and partially achieved the fourth such objective.

The evaluation process and resulting determinations described above resulted in cash bonus payments under the CICP and the MICP to the NEOs for 2014 as follows:

Name	Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Amount	Achievement of Objectives as a Percentage of Target Bonus Amount	Actual Bonus Amount
John Varian	$569,487	50%	$284,744	93%	$264,812
Patrick J. Scannon, M.D., Ph.D.	$250,262	35%	$87,592	90%	$78,833
Paul D. Rubin, M.D.	$410,970	40%	$164,388	89%	$146,125
Fred Kurland	$347,194	40%	$138,878	90%	$124,644
Tom Klein	$391,400	40%	$156,560	96%	$150,689

Long-Term Incentive Program.    Our Compensation Committee awards long-term incentive compensation to our NEOs principally in the form of stock options and restricted stock units (“RSUs”). These grants and awards are designed to promote the convergence of long-term interests between the Company’s key employees and its stockholders; specifically, the value of options granted and RSUs awarded will increase or decrease with the value of the Company’s Common Stock. In this manner, key individuals are rewarded commensurately with increases in stockholder value. Option grants also typically include a 4-year vesting period, and RSU awards typically include a 3-year vesting period, to encourage continued employment. The size of a particular option grant or RSU award is determined based on the individual’s position and contribution to the Company.

For grants and awards during 2014, the number of options and RSUs awarded was determined based on employee performance and perceived potential, the numbers of options granted to such individuals in the previous fiscal year, the aggregate number of options and RSUs held by such individual, the number of options and RSUs awarded to similarly situated individuals in the pharmaceutical and biotechnology industries, the price of the Company’s Common Stock relative to other companies in such industries and the resulting relative value of such options and RSUs. No specific measures of corporate performance were considered.

In February of 2014, the Company awarded stock options and RSUs to the named executive officers of the Company. Mr. Varian was granted options to purchase 167,504 shares of Common Stock and awarded 121,296 RSUs. Dr. Scannon was granted options to purchase 60,000 shares of Common Stock and awarded 43,448 RSUs. Dr. Rubin was granted options to purchase 95,000 shares of Common Stock and awarded 68,793 RSUs. Mr. Kurland was granted options to purchase 60,000 shares of Common Stock and awarded 43,448 RSUs. Mr. Klein was granted options to purchase 60,000 shares of Common Stock and awarded 43,448 RSUs. These awards were determined after consideration by the Compensation Committee of relevant market data from the life sciences sector.

Benefits and Other Compensation.    The Company maintains broad-based benefits and perquisites that are provided to all employees on substantially the same terms and conditions, including health insurance, life and disability insurance, vision and dental insurance, a 401(k) plan and temporary housing and other living expenses for relocated employees, although employees with the title of vice president and above are eligible to purchase a higher multiple of life insurance coverage. The Company also maintains an Employee Stock Purchase Plan, designed to give employees an opportunity to purchase shares of Common Stock through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company. We do not currently provide any additional benefits or perquisites to our NEOs.

Tax Treatment.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the deductible amount of annual compensation paid to certain individual executive officers (i.e., the chief executive officer and the three other most highly compensated executive officers of the Company) to no more than $1 million. However, qualifying performance-based compensation will be excluded from the $1 million cap on deductibility. We consider tax deductibility under Section 162(m) as a factor in our compensation decisions. However, we retain the ability to authorize certain compensation payments that may not satisfy the tax deductibility requirements under Section 162(m) if it is determined that such payments are appropriate to attract and/or retain executive talent or otherwise promote our corporate objectives. In addition, even if we intend certain awards of compensation to qualify for the performance-based exception under Section 162(m), such awards may not actually qualify as such. The Company and the Compensation Committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

Policy against Speculative Transactions.    We maintain an insider trading policy that, among other things, prohibits our officers, including our named executive officers, directors and employees from engaging in, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our Common Stock.

Equity Grant Timing.    Our long-term equity incentive awards are granted from our 2010 Long Term Incentive and Stock Award Plan (the “Long Term Incentive Plan”). We generally grant stock options to newly hired employees on the employee’s start date, subject to prior approval of the Compensation Committee or our stock award committee, as appropriate. We generally grant merit-based equity grants on an annual basis in the first quarter of each new year or at a meeting of our Compensation Committee. We do not time the granting of equity awards to coordinate with the release of material non-public information.

Stock Ownership Guidelines.    Our Compensation Committee has considered, but has not adopted, stock ownership guidelines for our named executive officers or our directors, and this is consistent with the practice of a majority of our peer group companies. We do expect to consider adopting such guidelines in the future.

Compensation Recovery Policy.    As a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if the Company is required to restate our financial results as the result of misconduct or due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse the Company for any bonus or incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and anticipate that we will adopt a compensation recovery policy once final regulations on the subject have been adopted.

Compensation Risk Assessment

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company. We believe that our approach to goal-setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value. We believe we have allocated our compensation among base salary and short- and long-term compensating target opportunities in such a way as not to encourage excessive risk-taking.

Summary Compensation Table

The following table sets forth certain summary information for the prior three years concerning the compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated officers who were named executive officers of the Company as of December 31, 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All other Compensation ($)(4)	Total ($)
John Varian	2014	$569,487	$1,080,747	$1,110,786	$264,812	$14,080	$3,039,912
(Chief Executive Officer)	2013	$489,250	$300,608	$301,274	$281,319	$12,880	$1,385,331
	2012	$473,894	$1,359,275	$1,344,286	$293,524	$13,033	$3,484,012

Patrick J. Scannon, M.D., Ph.D.	2014	$250,262	$387,122	$397,884	$78,833	$18,434	$1,132,535
(Executive Vice President and	2013	$417,104	$77,378	$76,846	$148,541	$21,390	$741,259
Chief Scientific Officer)	2012	$417,104	$172,239	$173,007	$131,607	$21,474	$915,432

Paul D. Rubin, M.D.	2014	$410,970	$612,946	$629,983	$146,125	$11,406	$1,811,430
(Senior Vice President,	2013	$391,400	$98,891	$99,109	$172,999	$11,256	$773,655
Research and Development and Chief Medical Officer)	2012	$372,776	$399,862	$326,722	$150,465	$100,279	$1,350,104

Fred Kurland	2014	$347,194	$387,122	$397,884	$124,644	$16,258	$1,273,102
(Vice President, Finance and Chief Financial Officer)	2013	$347,194	$88,577	$88,774	$147,558	$16,330	$688,433
	2012	$337,082	$201,884	$202,784	$145,822	$16,236	$903,808

Thomas Klein	2014	$391,400	$387,122	$397,884	$150,689	$12,880	$1,339,975
(Vice President, Chief Commercial Officer)(5)	2013	$380,000	$802,660	$804,737	$128,757	$11,785	$2,127,939
	2012	$—	$—	$—	$—	$—	$—

(1)	The amounts in this column do not reflect compensation actually received by the named executive officers but represent the aggregate grant date fair value for restricted stock unit awards calculated in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Form 10-K”) regarding assumptions underlying valuation of equity awards.
(2)	The amounts in this column do not reflect compensation actually received by the named executive officers but represent the aggregate grant date fair value for option awards calculated in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in the Company’s 2014 Form 10-K regarding assumptions underlying valuation of equity awards.
(3)	The amounts in this column represent annual cash bonus awards under the Company’s CICP and MICP paid with respect to performance during the indicated fiscal year, but paid out during the first quarter of the following year.
(4)	Amounts in this column for 2014, 2013 and 2012 include:

Mr. Varian—(a) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amount of 3,001, 1,741 and 4,455 shares of Common Stock respectively, and (b) group term life insurance premiums in the amount of $2,580, $1,380 and $1,782, respectively.

Dr. Scannon—(a) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amounts of 3,001, 1,741 and 4,455 shares of Common Stock, respectively; and (b) group term life insurance premiums in the amount of $6,934, $9,890.53 and $10,223, respectively.

Dr. Rubin—(a) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amount of 1,571, 889, and 2,214 shares of Common Stock, respectively; and (b) group term life insurance premiums in the amount of $5,386, $5,385, and $3,362, respectively.

Mr. Kurland—(a) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amounts of 3,001, 1,741, and 4,455 shares of Common Stock, respectively; and (b) group term life insurance premiums in the amounts of $4,758, $4,830, and $4,986, respectively.

Mr. Klein—(a) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amount of 3,001 and 1,659 shares of Common Stock, for years 2014 and 2013, respectively; and (b) group term life insurance premiums in the amount of $1,380 and $818.80, for years 2014 and 2013, respectively.

Company shares of Common Stock contributed under the Company’s Deferred Savings Plan were valued in 2014, 2013, and 2012 at fiscal year-end formula prices of $3.83, $6.607 and $2.52, respectively, per share.

(5)	Mr. Klein joined the Company in March 2013.

Grants of Plan-Based Awards

The following table contains information concerning the grant of awards to our named executive officers under any plan during 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold ($)		Target ($)	Maximum ($)
John Varian	02/27/2014		—	—	—	—	167,504	$8.91	$1,110,786
	02/27/2014		—	—	—	121,296	—	—	$1,080,747
	—		$0	$284,744	$427,115	—	—	—	—

Patrick J. Scannon, M.D., Ph.D.	02/27/2014		—	—	—	—	60,000	$8.91	$397,884
	02/27/2014		—	—	—	43,448	—	—	$387,122
	—		$0	$87,592	$131,388	—	—	—	—

Paul D. Rubin, M.D.	02/27/2014		—	—	—	—	95,000	$8.91	$629,983
	02/27/2014		—	—	—	68,793	—	—	$612,946
	—	$		$164,388	$246,582	—	—	—	—

Fred Kurland	02/27/2014		—	—	—	—	60,000	$8.91	$397,884
	02/27/2014		—	—	—	43,448	—	—	$387,122
	—		$0	$138,878	$208,316	—	—	—	—

Thomas Klein	02/27/2014		—	—	—	—	60,000	$8.91	$397,884
	02/27/2014		—	—	—	43,448	—	—	$387,122
	—		$0	$156,560	$234,840	—	—	—	—

(1)	These columns set forth the threshold, target and maximum cash bonus amounts for each named executive officer for the year ended December 31, 2014 under the CICP or the MICP, as applicable, as discussed above in “Compensation Discussion and Analysis—Compensation Components—CEO Incentive Compensation Plan” and “—Management Incentive Compensation Plan”. The actual cash bonus awards earned for the year ended December 31, 2014 are set forth in the “Summary Compensation Table” above. As such, the amounts set forth in this column do not represent actual compensation earned by these named executive officers for the year ended December 31, 2014.
(2)	The grant date fair values were calculated in accordance with FASB ASC 718. See Note 9 of the consolidated financial statements in our 2014 Form 10-K regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards as of December 31, 2014

The following table provides information as of December 31, 2014 regarding unexercised options and restricted common stock awards held by each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
John Varian	4,666	0	$16.0500	12/08/18
	2,333	0	$11.4000	05/21/19
	5,000	0	$5.2350	07/21/20
	7,800	0	$5.8300	01/07/21
	5,000	0	$3.0300	05/26/21
	105,544	0	$1.6900	10/27/21
	51,935	88,457	$1.2400	01/04/22
	31,503	13,105	$1.2400	01/04/22
	236,716	155,089	$3.5300	07/19/22
	70,079	82,821	$2.7150	02/28/23
	34,897	132,607	$8.9100	02/27/24
					289,683	$1,039,961.97

Patrick J. Scannon, M.D., Ph.D.	1,083	0	$21.0000	02/23/15
	916	0	$21.0000	02/23/15
	2,000	0	$25.2000	02/28/16
	2,666	0	$50.8500	02/21/17
	4,084	0	$55.0500	10/31/17
	22,582	0	$55.0500	10/31/17
	5,333	0	$40.6500	02/21/18
	13,117	0	$8.4000	02/26/19
	215	0	$8.4000	02/26/19
	29,448	0	$7.3500	03/01/20
	50,551	0	$7.3500	03/01/20
	15,662	0	$5.8300	01/07/21
	74,898	0	$5.8300	01/07/21
	9,939	0	$1.6900	10/27/21
	18,406	0	$1.6900	10/27/21
	40,710	26,671	$3.5300	07/19/22
	17,875	21,125	$2.7150	02/28/23
	12,500	47,500	$8.9100	02/27/24
					78,712	$282,576.08

Paul Rubin	40,440	25,000	$3.0400	05/31/21
	116,318	0	$3.0400	05/31/21
	7,175	8,712	$2.3600	05/24/22
	66,950	43,863	$3.5300	07/19/22
	23,053	27,246	$2.7150	02/28/23
	19,792	75,208	$8.9100	02/27/24
					142,694	$512,271.46

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Fred Kurland	43,010	0	$9.3000	12/29/18
	10,322	0	$9.3000	12/29/18
	555	0	$8.4000	02/26/19
	12,777	0	$8.4000	02/26/19
	17,553	0	$7.3500	03/01/20
	55,779	0	$7.3500	03/01/20
	1,898	0	$5.8300	01/07/21
	89,102	0	$5.8300	01/07/21
	14,689	0	$1.6900	10/27/21
	73,436	0	$1.6900	10/27/21
	47,717	31,261	$3.5300	07/19/22
	20,649	24,405	$2.7150	02/28/23
	12,500	47,500	$8.9100	02/27/24
					84,261	$302,496.99

Thomas Klein	146,563	188,437	$3.3100	03/18/23
	12,500	47,500	$8.9100	02/27/24
					204,781	$735,163.79

(1)	Pursuant to SEC disclosure rules, the amount listed in this column represents the product of the closing market price per share of the Common Stock as of December 31, 2014 ($3.59) multiplied by the number of shares of stock or units subject to the award.

Option Exercises and Shares Vested

The following table sets forth the number of shares of Common Stock acquired upon exercise of options by each named executive officer during 2014 and the number of share awards held by each named executive officer that vested during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
John Varian	110,000	$417,635	232,145	$1,044,400.56
Patrick J. Scannon, M.D., Ph.D.	20,000	$126,242	48,416	$220,988.92
Paul D. Rubin, M.D.	44,294	$117,574	61,762	$329,093.54
Fred Kurland	0	$0	52,535	$241,662.60
Thomas Klein	0	$0	80,667	$516,268.80

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Employment Contracts and Termination of Employment and Change of Control Arrangements

The Company has entered into an employment agreement with Mr. Varian, effective January 4, 2012, that provides for his employment as Chief Executive Officer at a salary of not less than $475,000 per year. Under the employment agreement, Mr. Varian is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the CICP but excluding the MICP. Upon termination of his employment for any reason other than for cause or upon his resignation for “good reason”, Mr. Varian will be entitled to (i) a severance payment equal to his then-current annual base salary, (ii) a severance payment equal to the pro-rated portion of his then-current annual target bonus, (iii) payment for benefits coverage for 12 months and (iv) outplacement services for 12 months not to exceed $15,000 in value; provided that, if Mr. Varian is terminated other than for cause after December 31 of any year in which he was a participant in the CICP, then he will be entitled to receive his bonus payment for the year just ended consistent with his performance against his CICP objectives. Pursuant to his employment agreement, all payments and benefits to Mr. Varian thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof. The employment agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless a written notice of non-extension of the term is given by either party 30 days in advance of such automatic extension. On March 11, 2014, the Company entered into a retention benefit arrangement with Mr. Varian in recognition of the significant contributions that the Company expects him to make during the next several years. That arrangement provides that, in the event that Mr. Varian remains an employee or director of the Company through the earlier to occur of one of the following “Bonus Dates”: (1) the annual meeting of stockholders held in 2017, (2) an agreement by the Company’s Board of Directors to treat his departure as a retirement under the terms of our equity awards program or (3) a Change in Control of the Company as defined in that certain Change in Control Agreement, dated January 4, 2012, between the Company and Mr. Varian, the Company will extend to Mr. Varian the “Retention Benefit” described below. The Retention Benefit provides that each of the options and restricted stock units held by Mr. Varian as of the Bonus Date would become fully vested as of the Bonus Date and, with respect to options, even if the options were not fully exercisable prior to the Bonus Date, each option would remain vested and exercisable for the full term of such option until the expiration date of the option set forth in the applicable stock option agreement as if he had not incurred a termination of service (as defined in the award agreements), but in no event later than ten years following the grant date of the option. On the expiration date of Mr. Varian’s then-held options, as set forth in the applicable stock option agreements, his options would terminate and cease to be exercisable. Except as otherwise provided in the retention benefit arrangement described above, Mr. Varian’s options and restricted stock units will remain subject to all of the terms of the applicable award agreements.

The Company entered into an employment agreement with Dr. Scannon, on December 16, 2011, that took effect on November 1, 2012 and provides for his employment as Executive Vice President and Chief Scientific Officer at a salary of not less than $410,940 per year. On January 7, 2014, the Company amended Dr. Scannon’s employment arrangement to reflect a change in Dr. Scannon’s status from full- to part-time service, reducing Dr. Scannon’s annual base salary to $250,000, effective retroactively to January 1, 2014. The other terms of Dr. Scannon’s employment arrangement with the Company remained unchanged. Under the agreement, as amended, Dr. Scannon is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the MICP. Upon termination of his employment by the Company without cause or by Dr. Scannon upon his resignation for good reason, Dr. Scannon will be entitled to (i) a severance payment equal to 0.75 of his then-current annual base salary, (ii) a severance payment equal to the pro-rated portion of his then-current annual target bonus, (iii) payment for benefits coverage for nine months and (iv) outplacement services for six months not to exceed $8,000 in value. Pursuant to his employment agreement, all payments and benefits to Dr. Scannon thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof. The employment agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless a written notice of non-extension of the term is given by either party 30 days in advance of such automatic extension.

The Company entered into an employment agreement with Dr. Rubin, dated as of December 16, 2011, that provides for his employment as Vice President, Research and Development and Chief Medical Officer. On May 24, 2012, Dr. Rubin was promoted to the position of Senior Vice President, Research and Development and Chief Medical Officer. Following his promotion, Dr. Rubin’s base salary is set at not less than $380,000 per year. Under his employment agreement, Dr. Rubin is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the MICP. Upon termination of his employment for any reason other than for cause or upon his resignation for good reason, Dr. Rubin will be entitled to (i) a severance payment equal to 0.75 of his then-current annual base salary, (ii) a severance payment equal to the pro-rated portion of his then-current annual target bonus, (iii) payment for benefits coverage for nine months and (iv) outplacement services for six months not to exceed $8,000 in value. Pursuant to his employment agreement, all payments and benefits to Dr. Rubin thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof. Dr. Rubin’s employment arrangement continues for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless a written notice of non-extension of the term is given by either party 30 days in advance of such automatic extension.

The Company entered into an employment agreement with Mr. Kurland, on December 16, 2011, that took effect on November 1, 2012 and provided for his employment as Vice President, Finance and Chief Financial Officer at a salary of not less than $332,100 per year. On February 26, 2015, Mr. Kurland notified the Board of Directors of the Company of his retirement from the Company, effective as of April 3, 2015. Under his employment agreement, Mr. Kurland was entitled to participate in any benefit plan for which key executives of the Company are eligible, including the MICP. Upon termination of his employment by the Company without cause or by Mr. Kurland upon his resignation for good reason, Mr. Kurland would have been entitled to (i) a severance payment equal to 0.75 of his then-current annual base salary, (ii) a severance payment equal to the pro-rated portion of his then-current annual target bonus, (iii) payment for benefits coverage for nine months and (iv) outplacement services for six months not to exceed $8,000 in value. Pursuant to his agreement with the Company, all payments and benefits to Mr. Kurland thereunder were subject to his compliance with the confidentiality and non-competition provisions thereof. The employment agreement provides that it will continue for one year and would be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated by mutual written consent of the parties. Mr. Kurland qualifies as “retirement eligible” under the Company’s equity incentive plan and, upon his retirement, all of his outstanding equity awards became fully vested, and his stock option awards became eligible for exercise for the remainder of the term of each award granted to him by the Company.

The Company entered into an employment agreement with Mr. Klein, on March 18, 2013, that provides for his employment as Vice President and Chief Commercial Officer at a salary of not less than $380,000 per year. Under the agreement, Mr. Klein is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the MICP. Upon termination of his employment by the Company without cause or by Mr. Klein upon his resignation for good reason, Mr. Klein will be entitled to (i) a severance payment equal to 0.75 of his then-current annual base salary, (ii) a severance payment equal to the pro-rated portion of his then-current annual target bonus, (iii) payment for benefits coverage for nine months and (iv) outplacement services for six months not to exceed $8,000 in value. Pursuant to his employment agreement, all payments and benefits to Mr. Klein thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof. The employment agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless a written notice of non-extension of the term is given by either party 30 days in advance of such automatic extension.

Certain Other Payments Upon a Change of Control

Named Executive Officers.    Each of our named executive officers has entered into change of control severance agreements (the “Change of Control Agreements”) that may require us to make certain payments and/or provide certain benefits to certain executive officers in the event of a termination of employment or a change of control.

Change of Control.    A “change of control” is defined in the Change of Control Agreements as the occurrence of any of the following events: (i) a merger, amalgamation or acquisition in which the Company is not the surviving or continuing entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s organization; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) any other reorganization or business combination in which fifty percent (50%) or more of the Company’s outstanding voting securities are transferred to different holders in a single transaction or series of related transactions; (iv) any approval by the stockholders of the Company of a plan of complete liquidation of the Company; (v) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or (vi) a change in the composition of the Board, as a result of which fewer than a majority of the directors are incumbent directors.

Vesting of Options.    If a named executive officer’s employment is involuntarily terminated within one month prior to signing an agreement for a change of control or within 18 months after a change of control, the exercisability of all options granted to such named executive officer by the Company shall automatically be accelerated so that all such options may be exercised immediately upon such involuntary termination for any or all of the shares subject thereto and the post-termination exercise period shall be extended to 60 months or the remainder of the maximum term of the options (or such shorter period of time to avoid the application of Section 409A of the Code). The options shall continue to be subject to all other terms and conditions of the Company’s option plans and the applicable option agreements between the employee and the Company.

Outplacement Program.    If a named executive officer’s employment is involuntarily terminated within one month prior to signing an agreement for a change of control or within 18 months after a change of control, the named executive officer will immediately become entitled to participate in a twelve-month executive outplacement program provided by an executive outplacement service, at the Company’s expense not to exceed $15,000.

Cash Severance.    If a named executive officer’s employment is involuntarily terminated within one month prior to signing an agreement for a change of control or within 18 months after a change of control, then the named executive officer shall be entitled to receive a severance payment equal to the sum of (A) an amount equal to one and one-half times (or, in the case of the CEO, two times) the named executive officer’s annual base salary as in effect immediately prior to the involuntary termination plus (B) an amount equal to one and one-half times (or, in the case of the CEO, two times) the named executive officer’s target bonus as in effect for the fiscal year in which the involuntary termination occurs.

Health and Other Benefits.    If a named executive officer’s employment is involuntarily terminated within one month prior to signing an agreement for a change of control or 18 months after a change of control, then for a period of 18 months (or, in the case of the CEO, 24 months) following such termination, (A) the Company shall make available and pay for the full cost of the coverage (plus, other than for the CEO, an additional amount to pay for the taxes on such payments, if any, plus any taxes on such additional amount) of the named executive officer and his or her spouse and eligible dependents under any group health plans of the Company on the date of such termination of employment at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the named executive officer or such covered dependents on the date immediately preceding the date of his or her termination and (B) if the named executive officer is, at the time of such termination, an eligible participant in the Company’s mortgage differential program, the Company shall continue to make mortgage assistance payments to such named executive officer pursuant to such program as in effect at the time of such termination.

Compensation Committee Report on Executive Compensation

The Company’s compensation program for officers (including the named executive officers) is administered by the Compensation Committee, which is composed of three independent directors. Following review and approval by the Compensation Committee, all issues pertaining to officer compensation are submitted to the full Board for approval.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2014 Form 10-K.

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Jack L. Wyszomierski, Chairman

Joseph M. Limber

W. Denman Van Ness

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, other than in XOMA’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation of Directors

The primary objectives of the Company’s director compensation program are to enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company’s stockholders through the creation of stockholder value. We attract and retain directors by benchmarking against companies in our industry of similar size to ensure that our director compensation packages remain competitive. The different elements of director compensation are considered in light of the compensation packages provided to similarly situated directors at peer companies.

The Nominating & Governance Committee has retained the services of the Consultant to assist in evaluating the Company’s director compensation program against the relevant market. At the direction of the Nominating & Governance Committee, management created a survey (the “Director Compensation Survey”) which compared the Company’s director pay levels to those of the same peer group of companies used in the Executive Compensation Survey. The benchmarking process for director compensation used by the Nominating & Governance Committee based on the Director Compensation Survey is substantially similar to the process used by the Compensation Committee for evaluating executive compensation described above under “Compensation Discussion and Analysis.”

The table below sets forth the 2014 compensation for members of the Board who were non-employee directors at any time during 2014. Mr. Varian (CEO) and Dr. Scannon (Executive Vice President and Chief Scientific Officer) are not listed in this table because they received no additional compensation for services as members of the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total
W. Denman Van Ness	$90,531	$62,587	$60,371	$213,489
William K. Bowes, Jr.	$48,510	$58,523	$56,286	$163,319
Peter Barton Hutt	$42,510	$0.00	$98,499	$141,009
Joseph M. Limber	$32,260	$58,523	$56,286	$147,069
Kelvin Neu	$36,510	$58,523	$56,286	$151,319
Timothy P. Walbert	$62,510	$58,523	$56,286	$177,319
Jack L. Wyszomierski	$57,510	$58,523	$56,286	$172,319

Total	$370,341	$355,202	$440,300	$1,165,843

(1)	The stock award amounts represent the aggregate grant date fair value for restricted stock unit awards computed in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in the 2014 Form 10-K regarding assumptions underlying valuation of equity awards. As of December 31, 2014, the aggregate awards amounts outstanding for each director listed on this table were as follows: Mr. Van Ness—24,400, Mr. Bowes—22,300, Mr. Hutt—0, Mr. Limber—25,100, Mr. Neu—25,100, Mr. Walbert—22,300, and Mr. Wyszomierski—22,300.
(2)	The option amounts represent the aggregate grant date fair value for option awards computed in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in the 2014 Form 10-K regarding assumptions underlying valuation of equity awards. As of December 31, 2014, the aggregate option amounts outstanding for each non-employee director were as follows: Mr. Van Ness—117,386 (45,086 of which are held by The Van Ness 1983 Revocable Trust), Mr. Bowes—89,394, Mr. Hutt—142,898, Mr. Limber—53,400, Mr. Neu—53,400, Mr. Walbert—84,144 and Mr. Wyszomierski—83,590.

Director Compensation Policy

Effective July 16, 2014, each non-employee director is entitled to receive an annual retainer of $40,000, plus an additional (1) $20,000, in the case of the chairman of the Audit Committee, (2) $9,000, in the case of any other member of the Audit Committee, (3) $12,000, in the case of the chairman of the Compensation Committee or Nominating & Governance Committee, (4) $6,000, in the case of any other member of the Compensation Committee and chairman of the Nominating & Governance Committee and (5) $40,000, in the case of the Chairman of the Board. The Company’s directors do not receive meeting fees.

In 2014 the Company granted stock options and awarded RSUs to non-employee directors of the Company pursuant to the Company’s Amended and Restated 2010 Long Term Incentive and Stock Award Plan as follows: Mr. Bowes, Mr. Limber, Mr. Neu, Mr. Walbert and Mr. Wyszomierski were each granted options to purchase 18,600 shares of Common Stock with an average exercise price of $4.1937 per share and awarded 13,900 RSUs. Mr. Hutt was granted options to purchase 32,500 shares of Common Stock with an average exercise price of $4.2008 per share. Mr. Van Ness, the Chairman of the Board, was granted options to purchase 20,050 shares of Common Stock with an average exercise price of $4.1702 per share and awarded 14,950 RSUs.

Directors who are employees of the Company are neither paid any fees or other remuneration nor awarded stock options, restricted stock awards or shares of Common Stock of the Company for services as members of the Board.

ITEM 1—ELECTION OF DIRECTORS

The Company’s directors are elected annually to serve until the next annual meeting of stockholders or until their successors are elected, or until their death, resignation or removal. The nominees for the Board are set forth below. Unless otherwise instructed, the proxy holders will vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee should become unavailable for election due to an unexpected occurrence, the proxies will be voted for any such substitute nominee as may be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees listed below will be unable to serve. The eight candidates receiving the highest number of affirmative votes of the shares of Common Stock entitled to vote at the annual meeting will be elected as directors of the Company.

In the past, banks and brokerage firms were permitted under applicable rules to vote shares beneficially owned by their clients even when they had not received instructions on how to vote those shares regarding certain “discretionary” matters, including uncontested director elections. Due to recent changes in these rules, uncontested director elections are no longer “discretionary,” so if your shares are registered in the name of a bank or brokerage firm, you must follow your bank’s or brokerage firm’s instructions in order to participate in the election of our directors.

Nominees to the Board

Name	Title	Age
John Varian	Chief Executive Officer and Director	55
Patrick J. Scannon, M.D., Ph.D.	Executive Vice President, Chief Scientific Officer and Director	67
W. Denman Van Ness	Chairman of the Board	72
William K. Bowes, Jr.	Director	88
Peter Barton Hutt	Director	80
Joseph M. Limber	Director	62
Timothy P. Walbert	Director	47
Jack L. Wyszomierski	Director	59

John Varian was appointed Chief Executive Officer in January 2012 after serving as Interim Chief Executive Officer since August 31, 2011. He has been a director of the Company since December of 2008. He served as Chief Operating Officer of Aryx Therapeutics, a biopharmaceutical company, from December of 2003 to August of 2011 and as its Chief Financial Officer from April of 2006 to March of 2011. Prior to joining Aryx Therapeutics, Mr. Varian was the Chief Financial Officer of Genset S.A., until that company’s sale to Serono S.A. in 2002. From October of 1998 to April of 2000, Mr. Varian served as Senior Vice President, Finance and Administration of Elan Pharmaceuticals, Inc., joining the company as part of its acquisition of Neurex Corporation. Prior to the acquisition, he served as Neurex Corporation’s Chief Financial Officer from June of 1997 until October of 1998. From 1991 until 1997, Mr. Varian served as the VP Finance and CFO of Anergen Inc. Mr. Varian was an Audit Principal/Senior Manager at Ernst & Young from 1987 until 1991 where he focused on life sciences. He is a founding member of the Bay Area Bioscience Center and a former chairman of the Association of Bioscience Financial Officers International Conference. Mr. Varian received a B.B.A. degree from Western Michigan University. Mr. Varian served on the Board of Nventa Biopharmaceuticals Corporation until the company merged with Akela Pharma Inc. in March of 2009. In 2014, Mr. Varian joined the Board of Directors of Versartis, Inc. Mr. Varian has significant experience in building biopharmaceutical companies and brings a specific focus on financing, corporate financial management and related matters to the Company and Board.

Patrick J. Scannon, M.D., Ph.D. is one of the Company’s founders and has served as a director since its formation. Dr. Scannon became Executive Vice President and Chief Scientific Officer in February of 2011. Previously he was Executive Vice President and Chief Medical Officer beginning in March of 2009 and served as Executive Vice President and Chief Biotechnology Officer from May of 2006 until March of 2009, Chief Scientific and Medical Officer from March of 1993 until May of 2006, Senior Vice President from May of 1999 to May of 2006, Vice Chairman, Scientific and Medical Affairs from April of 1992 to March of 1993 and President from the Company’s formation until April of 1992. In 2007, Dr. Scannon was invited to join the newly formed National Biodefense Science Board, reporting to the Secretary of the Department of Health and Human Services. He also served on the Defense Sciences Research Council for the Defense Advanced Research Projects Agency and on the Threat Reduction Advisory Committee for the Department of Defense. In 2007, he was appointed to the Board of Directors of Pain Therapeutics, Inc., a biopharmaceutical company. From 1979 until 1981, Dr. Scannon was a clinical research scientist at the Letterman Army Institute of Research in San Francisco. A Board-certified internist, Dr. Scannon holds a Ph.D. in organic chemistry from the University of California, Berkeley and an M.D. from the Medical College of Georgia. Dr. Scannon’s experience in founding and building the Company is integral to the Company and its mission. His medical and scientific background, experience in all aspects of biopharmaceutical product discovery and development, board and government advisory experience and operational knowledge provide strategic guidance to the Company and the Board.

W. Denman Van Ness has been a director since October of 1981 and was appointed Lead Independent Director in January of 2008 and Chairman of the Board in August of 2011. He is Chairman of Hidden Hill Advisors, a venture capital consulting firm. From April of 1996 through October of 1999, he was a Managing Director of CIBC Capital Partners, an international merchant banking organization. From 1986 to 1996, Mr. Van Ness was a General Partner of Olympic Venture Partners II and Rainier Venture Partners, venture capital funds, and from 1977 until 1985, he was a General Partner of the venture capital group at Hambrecht & Quist, the manager of several venture capital funds. Mr. Van Ness brings to the Board an extensive understanding of corporate development and background in assessing a wide range of corporate funding sources and partnering opportunities. His leadership skills, including past service on the boards of other companies, contribute to his role as Chairman of the Board.

William K. Bowes, Jr. has been a director since February of 1986. He has been a General Partner of U.S. Venture Partners since 1981 and currently holds the position of Founding Partner. Mr. Bowes is a member of the Board or the Business Advisory Council of a number of academic initiatives at institutions such as Harvard University, Stanford University, the University of California, San Francisco and the University of California, Berkeley. Mr. Bowes provides exceptional knowledge and advice on capital markets and development strategies for biopharmaceutical companies.

Peter Barton Hutt, former Chief Counsel for the Food and Drug Administration, became a director in May of 2005. Mr. Hutt is currently Senior Counsel to the Washington, D.C. law firm of Covington & Burling, specializing in food and drug law. Since 1994, he has taught a course on food and drug law at Harvard Law School and taught the same course at Stanford Law School in 1998. He is also a co-author of Food and Drug Law: Cases and Materials. Mr. Hutt is a member of the Institute of Medicine (“IOM”) of the National Academy of Sciences (“NAS”). He recently served on the Working Group on Innovation in Drug Development and Evaluation of President Obama’s Council of Advisors on Science and Technology. He has served on a wide variety of academic and advisory boards, including the Panel on the Administrative Restructuring of the National Institutes of Health (“NIH”). Formerly, he has served on the IOM Executive Committee, Advisory Committee to the Director of the NIH, the NAS Committee on Research Training in the Biomedical and Behavioral Sciences, and the National Committee to Review Current Procedures for Approval of New Drugs for Cancer and AIDS established by the President’s Cancer Panel of the National Cancer Institute at the request of President George Bush. Mr. Hutt received his undergraduate degree from Yale University, and law degrees from Harvard University and New York University. Mr. Hutt currently serves as a director of BIND Therapeutics, Inc., Concert Pharmaceuticals, DBV Technologies, Flex Pharma and Q Therapeutics. Previously, Mr. Hutt served as a director of Ista Pharmaceuticals from 2002 to 2012 and as a director of Celera from 2008-2011. Mr. Hutt’s extensive and unique combination of legal, government, and industry experience is a key asset to the Board. He brings significant insight into the regulatory aspects of pharmaceutical development.

Joseph M. Limber has been a director since December 12, 2012. Mr. Limber has served as President and Chief Executive Officer of Gradalis, Inc. since July 2013. Prior to that, Mr. Limber served as President and Chief Executive Officer of Prometheus Laboratories Inc., a subsidiary of Nestlé Health Science, since December 2003 and as a member of its Board of Directors since January 2004. From January 2003 to July 2003, Mr. Limber was a consultant and interim Chief Executive Officer for Deltagen, Inc., a provider of drug discovery tools and services to the biopharmaceutical industry. From April 1998 to December 2002, Mr. Limber was the President and Chief Executive Officer of ACLARA BioSciences, Inc. (now Monogram Biosciences, Inc.), a developer of assay technologies and lab-on-a-chip systems for life science research. From 1996 to 1998, he was the President and Chief Operating Officer of Praecis Pharmaceuticals, Inc. (acquired by GlaxoSmithKline plc), a biotechnology company focused on the discovery and development of pharmaceutical products. Prior to Praecis, Mr. Limber served as Executive Vice President of SEQUUS Pharmaceuticals, Inc. (acquired by Alza Corporation and now part of the Johnson & Johnson family of companies). He also held management positions in marketing and sales with Syntex Corporation (now F. Hoffmann-La Roche Ltd.) and with Ciba-Geigy Corporation (now Novartis AG). Mr. Limber holds a B.A. from Duquesne University. Mr. Limber has successfully developed markets for specialty pharmaceutical products and managed the critical transition from research organization to commercial entity.

Timothy P. Walbert has been a director since November of 2010. Mr. Walbert is Chairman, President and Chief Executive Officer of Horizon Pharma, a publicly traded biopharmaceutical company focused on developing and commercializing innovative medicines for unmet therapeutic needs in arthritis, pain and inflammatory diseases. From 2007 until 2009, Mr. Walbert was President, Chief Executive Officer and a director of IDM Pharma, Inc., a publicly traded oncology-focused biotechnology company. During his tenure, he drove the process of achieving European regulatory approval for MEPACT™ for the treatment of osteosarcoma, reorganized the company and its management team, and led the successful acquisition of IDM by Takeda America in June 2009. Prior to IDM, he was Executive Vice President of Commercial Operations for NeoPharm, Inc., a publicly traded biopharmaceutical company, where he oversaw global marketing, sales, reimbursement, manufacturing and business development. From 2001 to 2005, Mr. Walbert was with Abbott in positions of increasing responsibility, most recently as Vice President, International Marketing responsible for overseeing strategy for the global cardiovascular franchise. As Abbott’s Divisional Vice President and General Manger for Immunology, Mr. Walbert created and had full P&L management of the global immunology franchise that led the global development and launch of HUMIRA ®, the multi-indication biologic which achieved over $10 billion in 2013 sales. Prior to his tenure at Abbott, Mr. Walbert was with Searle/Pharmacia where he held several marketing roles for CELEBREX ® in North America and coordinated international CELEBREX ® launch and post-launch activities in key international markets. Mr. Walbert currently serves on the Board of Directors of Raptor Pharmaceutical Corp., the Board of the Biotechnology Industry organization, or BIO, the Board of the Illinois Biotechnology Association, or iBIO, and the Board of the Greater Chicago Arthritis Foundation. Mr. Walbert holds a B.A. degree from Muhlenberg College, Allentown, PA. Mr. Walbert provides the Board with extensive, executive experience in publicly traded biotechnology companies with a focus on commercial operations, regulatory affairs, finance and strategic planning.

Jack L. Wyszomierski has been a director since August of 2010. From 2004 until his retirement in 2009, Mr. Wyszomierski was Executive Vice President and Chief Financial Officer of VWR International, LLC, a global laboratory supply, equipment and distribution business that serves the world’s pharmaceutical and biotechnology companies, as well as industrial and governmental organizations. At Schering-Plough, a global health care company which had worldwide sales of over $8 billion in 2004, Mr. Wyszomierski held positions of increasing responsibility from 1982 to 2004 culminating in his appointment as Executive Vice President and Chief Financial Officer. Mr. Wyszomierski also serves on the Board of Directors of Athersys, Inc., Exelixis, Inc. and served on the Board of Directors of Unigene Laboratories, Inc. from 2012 to 2013. He holds an M.S. in

Industrial Administration and a B.S. in Administration, Management Science and Economics from Carnegie Mellon University. Mr. Wyszomierski brings his considerable financial expertise to the Board, the Audit Committee, and the Compensation Committee.

Executive Officers

Mr. Varian and Dr. Scannon are executive officers of the Company. The remaining executive officers are listed below.

Paul D. Rubin, M.D. is the Company’s Senior Vice President, Research and Development and Chief Medical Officer. Dr. Rubin joined the Company in June of 2011. Prior to joining XOMA, Dr. Rubin was Chief Medical Officer at Funxional Therapeutics Ltd. He was Chief Executive Officer of Resolvyx Pharmaceuticals, Inc. from 2007 to 2009 and President and Chief Executive Officer of Critical Therapeutics, Inc. from 2002 to 2007. From 1996 to 2002, Dr. Rubin served as Senior Vice President, Development, and later as Executive Vice President, Research & Development at Sepracor. He was responsible for the successful development of all of Sepracor’s internally developed approved products including Xopenex®, Lunesta®, Xopenex HFA® and Brovana®. From 1993 to 1996, Dr. Rubin held senior level positions at Glaxo-Wellcome Pharmaceuticals, most recently as Vice President of Worldwide Clinical Pharmacology and Early Clinical Development. During his tenure with Abbott from 1987 to 1993, Dr. Rubin served as Vice President, Immunology and Endocrinology, where he successfully advanced zilueton, the first 5-lipoxygenase inhibitor, from discovery to approval for the treatment of asthma. Dr. Rubin received a BA from Occidental College and his M.D. from Rush Medical College. He completed his training in internal medicine at the University of Wisconsin.

Fred Kurland was the Company’s Vice President, Finance, Chief Financial Officer and Secretary until his retirement on April 3, 2015. He joined the Company on December 28, 2008. Mr. Kurland was responsible for directing the Company’s financial strategy, accounting, financial planning and investor relations functions. He has more than 30 years of experience in biotechnology and pharmaceutical companies, including Aviron/MedImmune, Protein Design Labs and Syntex/Roche. Prior to joining XOMA, and between 2002 and 2008, Mr. Kurland served as Chief Financial Officer of Bayhill Therapeutics, Inc., Corcept Therapeutics Incorporated and Genitope Corporation. From 1998 to 2002, Mr. Kurland served as Senior Vice President and Chief Financial Officer of Aviron, the developer of FluMist, which was acquired by MedImmune in 2001. From 1996 to 1998, he was Vice President and Chief Financial Officer of Protein Design Labs, Inc., an antibody design company, and from 1995 to 1996, he served as Vice President and Chief Financial Officer of Applied Immune Sciences, Inc. Mr. Kurland also held a number of financial management positions at Syntex Corporation, a pharmaceutical company acquired by Roche, including Vice President and Controller between 1991 and 1995. He serves on the board of Aridis Pharmaceuticals, Inc., a private biotechnology company. Mr. Kurland received his J.D. and M.B.A. degrees from the University of Chicago and his B.S. degree from Lehigh University.

Thomas Klein is the Company’s Vice President, Chief Commercial Officer. Mr. Klein joined the Company in 2013, bringing more than 25 years of pharmaceutical and biotechnology experience in all aspects of product development and commercial operations. He joined XOMA from Genentech, where he was Vice President, Business Unit Head, Virology and Specialty Care and a member of the Commercial Leadership Team from 2009 to 2012. At Genentech he was responsible for the commercial efforts behind a number of specialty and orphan drugs including Pegasys®, Tamiflu®, CellCept®, Valcyte® and Pulmozyme®. Mr. Klein joined Genentech in 2009 during the Roche/Genentech merger and was responsible for leading the integration of the Roche marketing and sales teams. In his twelve years at Roche, from 1997 to 2009, Mr. Klein held several senior leadership positions, including, Vice President of Virology and Vice President, Primary Care Sales. At Roche Mr. Klein was responsible for the commercial success of brands such as Pegasys®, Boniva®, and Rocephin®. Prior to Roche, Mr. Klein spent eleven years managing the dermatology brands for Westwood-Squibb, holding a variety of sales, sales management, and marketing positions. Mr. Klein has significant experience in creating and leading effective teams that have ranged in size from ten to twelve hundred individuals. Mr. Klein has an MBA, Management from Temple University and a BA, Marketing, from Pennsylvania State University.

Board Matters

Board Leadership Structure and Risk Oversight

The Company currently separates the positions of CEO and Chairman of the Board. Mr. Van Ness has served as Chairman of the Board since August 2011. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. The Chairman of the Board is responsible for presiding at all executive sessions of the Board, consulting with the CEO on Board and committee meeting agendas, acting as a liaison between management and the independent directors, including maintaining frequent contact with the CEO and advising him on the efficiency of Board meetings, facilitating teamwork and communication between the independent directors and management, as well as additional responsibilities. The independent directors believe that Mr. Van Ness’s in-depth knowledge of the biopharmaceutical industry and vision for its development, as well as his leadership skills and style, make him the best-qualified director to serve as Chairman of the Board. In light of the separation of the CEO and Chairman of the Board positions, the Board determined that a separate position of Lead Independent Director was no longer necessary.

The Board is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately. As set forth in the Audit Committee charter, the Audit Committee meets periodically with management in order to review the Company’s major financial exposures and the steps management has taken to monitor and control such exposures. In fulfilling this role, the Audit Committee conducts periodic risk assessments and reports its findings to the full Board. The Audit Committee also oversees related-party transactions.

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that each of Messrs. Bowes, Hutt, Limber, Van Ness, Walbert and Wyszomierski qualifies as an “independent” director within the meaning of the NASDAQ rules. Accordingly, a majority of our directors are independent, as required under applicable NASDAQ rules. Our non-employee directors have been meeting, and we anticipate that they will continue to meet, in regularly scheduled executive sessions at which only non-employee directors are present.

All of the members of the Compensation Committee are “independent,” as required by NASDAQ Rules 5605(a)(2) and 5605(d)(2). In determining independence within the meaning of NASDAQ Rules pertaining to membership of the Compensation Committee, our Board determined, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of the Compensation Committee has a relationship that would impair that member’s ability to make independent judgments about our executive compensation.

Board Meetings

During the fiscal year ended December 31, 2014, the Board held seven meetings. Each Board member attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served that were held during the last fiscal year. Directors are encouraged to attend the Company’s annual meetings of stockholders where practicable. All of the current directors attended last year’s annual meeting of stockholders either in person or telephonically.

The Board has standing audit, compensation and nominating & governance committees.

Compensation Committee

The Compensation Committee is responsible for recommending and reviewing the compensation, including options and perquisites, of the Company’s officers and other employees. The Compensation Committee, currently consisting of Messrs. Wyszomierski (Chairman), Limber and Van Ness, held three meetings during 2014. The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at www.xoma.com. See “Compensation Committee Report on Executive Compensation” and “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee who served on the Compensation Committee in 2014 or who presently serve on the Compensation Committee has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

Nominating & Governance Committee

The Nominating & Governance Committee assists the Board by identifying individuals qualified to become Board members, recommends to the Board the director nominees for the next annual meeting of stockholders, recommends to the Board the director nominees for each committee and develops, recommends to the Board and oversees the governance principles applicable to the Company. The Nominating & Governance Committee, currently consisting of Messrs. Bowes (Chairman), Hutt, Van Ness and Walbert, held two meetings during 2014. Each member of the Nominating & Governance Committee is “independent” as defined in the listing standards of NASDAQ. The Board has adopted a written charter for the Nominating & Governance Committee, a copy of which is available on the Company’s website at www.xoma.com.

The Nominating & Governance Committee’s charter provides that the committee will, on behalf of the Board, review letters from stockholders regarding the Company’s annual meeting and governance process. Beyond this, the committee has no formal policy regarding consideration of director candidates recommended by stockholders, in large part because the Company has never received from any of its stockholders a recommendation of a director nominee with reasonably adequate qualifications. The need for a more formal policy was considered and determined to be unnecessary by the committee. The committee will consider candidates recommended by stockholders, and a stockholder wishing to submit a recommendation should send a letter to the Secretary of the Company at 2910 Seventh Street, Berkeley, California 94710. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder and provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history and current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter. Stockholders may also nominate candidates who are not first recommended to the Nominating & Governance Committee by following procedures set forth in our by-laws.

To be considered by the Nominating & Governance Committee, a director nominee must have experience as a board member or senior officer of a company in the healthcare or other industries, have a strong financial background, be a leading participant in another field relative to the Company’s business or have achieved national prominence in a relevant field as a faculty member, professional or government official. In addition to these minimum requirements, the committee seeks director candidates based on a number of qualifications, including their independence, knowledge, judgment, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and complement the Board’s existing strengths. The Board believes that diversity with respect to all of these factors is an important consideration in appropriate Board composition.

The Board and the Nominating & Governance Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers and directors and industry, academic and community leaders. The Board or the committee may retain a search firm to identify and screen candidates, conduct reference checks, prepare biographies for review by the committee and the Board and assist in setting up interviews. The Nominating & Governance Committee, and one or more of the Company’s other directors, interview candidates, and the committee selects, and recommends to the full Board, nominees that best suit the Company’s needs.

Audit Committee

The Audit Committee is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and reviewing the Company’s accounting practices and systems of internal accounting controls. This committee held six meetings in 2014 and consisted of Messrs. Van Ness, Walbert (Chairman) and Wyszomierski. Each member of the Audit Committee is “independent” as defined in the listing standards of NASDAQ. The Board has determined that Mr. Wyszomierski is an “audit committee financial expert” as defined by the rules of the SEC. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.xoma.com.

Report of the Audit Committee

In accordance with rules established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•

met with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting and discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel;

•	regularly met privately with the independent registered public accounting firm, who have unrestricted access to the committee;

•	recommended the appointment of the independent registered public accounting firm and reviewed periodically their performance and independence from management;

•	reviewed the Company’s financing plans and reported recommendations to the full Board for approval and to authorize action;

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2014;

•

discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 61, Communications with Audit Committees; and

•

received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2014 Form 10-K.

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Timothy P. Walbert, Chairman

W. Denman Van Ness

Jack L. Wyszomierski

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Recommendation

The Board of Directors recommends voting “FOR” the election of all nominees to the Board of Directors.

ITEM 2—APPROVAL OF THE COMPANY’S 2015 EMPLOYEE STOCK PURCHASE PLAN

General

The stockholders are being asked to approve the Company’s 2015 Employee Stock Purchase Plan (the “2015 ESPP”) and the reservation of 300,000 shares for issuance under the 2015 ESPP. The purpose of the 2015 ESPP is to allow the Company to provide eligible employees of the Company and its participating parents and subsidiaries with the opportunity to purchase Common Stock of the Company at a discount from the then current market price through payroll deductions. The 2015 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. If the 2015 ESPP is approved, the Company intends to discontinue the Company’s 1998 Employee Stock Purchase Plan at the end of the current offering period.

The 2015 ESPP was adopted by the Compensation Committee of the Board of Directors in February 2015. Under the 2015 ESPP, eligible employees may authorize payroll deductions of up to 10% of eligible compensation for the purchase of Common Stock during each semi-annual purchase period.

A general description of the 2015 ESPP is set forth below. This description is qualified in its entirety by the terms of the 2015 ESPP, a copy of which is attached hereto as Annex A.

Administration

The 2015 ESPP may be administered by the Board or a committee of the Board (the “Plan Administrator”). It is anticipated the Compensation Committee will serve as Plan Administrator. The Compensation Committee, as Plan Administrator, has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the 2015 ESPP.

Shares Available Under the 2015 ESPP

A total of 300,000 shares of Common Stock are authorized for purchase over the term of the 2015 ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

Offering Periods

The 2015 ESPP is generally intended to be implemented by one offering period during each six-month period, but the initial offering period is anticipated to last five (5) months. The Plan Administrator may alter the duration of future offering periods in advance without stockholder approval. Each participant is granted a separate purchase right to purchase shares of Common Stock for each offering period in which he or she participates. Purchase rights under the 2015 ESPP are granted at the beginning of each offering period in which the participant participates and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of Common Stock obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such period.

Eligibility

Except as described in this paragraph with respect to certain foreign employees, all employees of the Company and its designated subsidiaries are eligible to participate in the 2015 ESPP except that the Plan Administrator may exclude from an offering period any individual who is regularly expected to work for less than twenty (20) hours per week or for less than five (5) months per calendar year in the employ of the Company or any designated parent or subsidiary, or has not been employed for such continuous period as the Plan Administrator may require (not to exceed two (2) years). An eligible employee may only join an offering period on the start date of that period. Designated parents and subsidiaries include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Plan Administrator, to extend the benefits of the 2015 ESPP to their eligible employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) are ineligible to participate in the 2015 ESPP if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the 2015 ESPP or an offering to violate Section 423 of the Code.

As of April 1, 2015, five named executive officers and approximately 177 other employees were expected to be eligible to participate in the 2015 ESPP.

Purchase Provisions

Each participant in the 2015 ESPP may authorize periodic payroll deductions that may not exceed the least of (i) 10% of his or her compensation, which is defined in the 2015 ESPP to include the regular base salary, exclusive of any payments for overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, or contributions (other than contributions under a 401(k) or cafeteria plan) (ii) such lesser amount determined by the Plan Administrator per offering period. A participant may increase or reduce his or her rate of payroll deductions during an offering period.

On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase shares of Common Stock at the purchase price in effect for that period.

Purchase Price

The purchase price per share at which Common Stock is purchased on the participant’s behalf for each offering period is equal to 85% of the lower of (a) the fair market value per share of the Common Stock on the first day of the offering period and (b) the fair market value on the last day of the offering period.

Valuation

The fair market value of the Common Stock on a given date is the closing sales price of the Common Stock on the NASDAQ Global Market as of such date. As of April 1, 2015, the fair market value of a share of the Company’s Common Stock as reported on the NASDAQ Global Market was $3.56.

Special Limitations

The 2015 ESPP imposes certain limitations upon a participant’s right to acquire Common Stock, including the following limitations:

•

No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•

No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year.

•	No participant may purchase more than 5,000 shares in a single offering period.

Termination of Purchase Rights

A participant’s purchase right immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.

Assignability

No purchase right will be assignable or transferable (other than by will or the laws of descent and distribution) and will be exercisable only by the participant.

Corporate Transaction

In the event of the proposed dissolution or liquidation of the Company, the current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the Plan Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, certain mergers, an acquisition of a controlling interest in the Company (each, a “Corporate Transaction”) during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the Plan Administrator determines, in its sole discretion, to shorten the offering period then in-effect to a new purchase date. If the Plan Administrator shortens the offering period then in progress to a new purchase date, the Plan Administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the shares of Common Stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

Changes in Capitalization

In the event any change is made to the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the 2015 ESPP, including the maximum number of securities issuable per participant on any one purchase date and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination

The 2015 ESPP will terminate upon the earlier to occur of (i) ten (10) years following the date of the original adoption of the 2015 ESPP or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

The Plan Administrator may at any time terminate or amend the 2015 ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

Amended Plan Benefits

Because the number of shares of Common Stock issued under the 2015 ESPP depends on the level of participation by participants, we cannot determine the number of shares of Common Stock that may be awarded in the future to eligible employees.

Federal Income Tax Consequences

The 2015 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company in connection with the grant or exercise of an outstanding purchase right.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2015 ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Vote Required and Board Recommendation

Stockholders are requested in this Proposal 2 to approve the 2015 ESPP. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to approve the proposal. Accordingly, proxies reflecting abstentions as to this proposal will be treated as votes against the 2015 ESPP. Broker non-votes, however, will be treated as unvoted for purposes of this proposal, and thus will not be counted as votes for or against the 2015 ESPP.

Recommendation

The Board of Directors recommends a vote “FOR” the approval of the 2015 ESPP and the reservation of 300,000 shares for issuance under the 2015 ESPP.

Equity Compensation Plan Information

The table below describes information, as of December 31, 2014, on equity compensation plans under which the shares of Common Stock are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	10,005,649	$8.1536	6,221,105
Equity compensation plans not approved by security holders	0	$0	0

Total	10,005,649	$8.1536	6,221,105

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board appointed Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent registered public accounting firm for 2015. Ernst & Young has been acting as the Company’s independent registered public accounting firm since fiscal year 1998.

Audit Fees.    The aggregate fees billed for each of the 2014 and 2013 fiscal years for professional services rendered by Ernst & Young for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q, services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements and for attestation services related to Sarbanes-Oxley compliance for those fiscal years were $939,307 and $671,559, respectively.

Audit-Related Fees.    The aggregate fees billed for each of the 2014 and 2013 fiscal years for audit-related services rendered by Ernst & Young were $0 and $190,000, respectively, excluding the services described in the preceding paragraph.

Tax Fees.    The aggregate fees billed for each of the 2014 and 2013 fiscal years for products and services provided by Ernst & Young for tax compliance, tax advice and tax planning were $9,735 and $8,000, respectively.

All Other Fees.    The aggregate fees billed for each of the 2014 and 2013 fiscal years for products and services provided by Ernst & Young other than the services reported in the three immediately preceding paragraphs were $0 and $1,995, respectively.

The Audit Committee considered whether the provision of the services covered in the four immediately preceding paragraphs of this section is compatible with maintaining Ernst & Young’s independence.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the committee considers whether such services are consistent with the auditor’s independence, whether the independent accountants are likely to provide the most effective and efficient service based on their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. The committee has delegated pre-approval authority to its chairman, who must report any decisions to the committee at its next scheduled meeting.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file initial reports of ownership and changes in ownership with the SEC and NASDAQ. Such executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of the forms furnished to the Company and written representations from the Company’s executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports with respect to 2014 on a timely basis, other than Messrs. Kurland and Rubin. Mr. Kurland’s Form 4, reporting two transactions that occurred on August 14, 2014 and August 15, 2014, respectively, was filed on August 19, 2014. Mr. Rubin’s Form 4, reporting three transactions that occurred on August 14, 2014, August 15, 2014 and August 18, 2014, respectively, was filed on August 19, 2014.

TRANSACTIONS WITH RELATED PERSONS

There were no reportable transactions with related persons during 2014. The Company or a subsidiary of the Company may occasionally enter into transactions with certain related persons, such as executive officers, directors or nominees for directors of the Company, their immediate family members or beneficial owners of more than 5% of the Company’s outstanding Common Stock, in which the related party has a direct or indirect material interest. Each such transaction is subject to review and pre-approval by the Audit Committee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are XOMA stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or XOMA. Direct your written request to the Company’s principal office, at 2910 Seventh Street, Berkeley, California 94710, Attention: Secretary. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board does not know of any matters to be presented at this annual meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

It is important that your shares of Common Stock be represented at the meeting, regardless of the number of shares of Common Stock which you hold. You are, therefore, urged to promptly vote your proxy by accessing the Internet, via a toll-free telephone number as instructed in the Notice, or if you have elected to receive a paper copy of the proxy materials, by completing, signing and returning the proxy card that is provided.

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

A stockholder who intends to present a proposal at the 2016 meeting of stockholders must submit such proposal to the Company by December 11, 2015 for inclusion in the Company’s 2016 proxy statement and proxy card relating to such meeting. The proposal must be mailed to the Company’s principal office at 2910 Seventh Street, Berkeley, California 94710, Attention: Secretary and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. A stockholder who intends to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the annual meeting of stockholders to be held in 2016, must do so in writing following the above instructions not earlier than the close of business on January 26, 2016 and not later than the close of business on February 25, 2016. We advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event our annual meeting for 2016 is held more than 30 days before or 60 days after May 21, 2016. The section titled “Nominating & Governance Committee” in this proxy statement provides additional information on the director nomination process.

For all other stockholders communications with the Board or a particular director, a stockholder may send a letter to the Company’s principal office at 2910 Seventh Street, Berkeley, California 94710, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” The letter must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors.

By Order of the Board,

Russell J. Wood
Senior Corporate Counsel & Corporate Secretary

April 10, 2015

Berkeley, California

XOMA CORPORATION

2015 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2015 Employee Stock Purchase Plan of XOMA Corporation.

1.	Purpose.

The purpose of the Plan (as defined below) is to provide Employees (as defined below) of the Company (as defined below) and its Designated Parents (as defined below) or Subsidiaries (as defined below) with an opportunity to purchase Common Stock (as defined below) of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (as defined below) and the applicable regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b) “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means XOMA Corporation, a Delaware corporation.

(g) “Compensation” means an Employee’s base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code. “Compensation” does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(h) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation of the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(i) “Designated Parents or Subsidiaries” means the Parents or Subsidiaries, which have been designated by the Administrator from time to time as eligible to participate in the Plan.

(j) “Effective Date” means May 21, 2015. However, should any Parent or Subsidiary become a Designated Parent or Subsidiary after such date, then the Administrator, in its discretion, shall designate a separate Effective Date with respect to the employee-participants of such Designated Parent or Subsidiary.

(k) “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the day that is three (3) months and one (1) day following the start of such leave, for purposes of determining eligibility to participate in the Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” means the last day of each Purchase Period.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges, including without limitation, the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, its Fair Market Value thereof shall be determined by the Administrator in good faith.

(o) “New Exercise Date” has the meaning set forth in Section 18(b).

(p) “Offer Period” means an Offer Period established pursuant to Section 4 hereof.

(q) “Offering” means an offer under this Plan of an Option that may be exercised during an Offer Period. For purposes of the Plan, all Employees eligible to participate pursuant to Section 3 will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of the Company or one or more Designated Parents or Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury regulations issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations.

(r) “Offering Date” means the first day of each Offer Period.

(s) “Option” means, with respect to each Offer Period, a right to purchase shares of Common Stock on the Exercise Date for such Offer Period in accordance with the terms and conditions of the Plan.

(t) “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Participant” means an Employee of the Company or Designated Parent or Subsidiary who has enrolled in the Plan as set forth in Section 5(a).

(v) “Plan” means this 2015 Employee Stock Purchase Plan.

(w) “Purchase Period” means a period of approximately six months, commencing on December 1 and June 1 of each year and terminating on the next following May 31 and November 30, respectively. The first Purchase Period shall commence on July 1, 2015 and end on November 30, 2015.

(x) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

(y) “Reserves” means, as of any date, the sum of: (1) the number of shares of Common Stock covered by each then outstanding Option under the Plan which has not yet been exercised; and (2) the number of shares of Common Stock which have been authorized for issuance under the Plan but not then subject to an outstanding Option.

(z) “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Eligibility.

(a) General. Subject to the further limitations in Sections 3(b) and 3(c), any individual who is an Employee on a given Offering Date shall be eligible to participate in the Plan for the Offer Period commencing with such Offering Date. No individual who is not an Employee shall be eligible to participate in the Plan.

(b) Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan: (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c) Other Limits on Eligibility. Notwithstanding Subsection (a), above, unless otherwise determined prior to the applicable Offer Date, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than 5 months in any calendar year; (iii) Employees who have not been employed for such continuous period preceding the Offering Date as the Administrator may require, but in no event shall the required period of continuous employment be equal to or greater than 2 years; and (iv) Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

4.	Offer Periods.

(a) The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through consecutive Offer Periods of six months duration commencing each December 1 and June 1 following the Effective Date. However, the initial Offer Period shall commence on July 1, 2015 and shall end on November 30, 2015).

(b) A Participant shall be granted a separate Option for each Offer Period in which he or she participates. The Option shall be granted on the Offering Date and shall be automatically exercised in successive installments on the Exercise Dates ending within the Offer Period.

(c) If on the first day of any Purchase Period in an Offer Period in which an Employee is a Participant, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Offering Date of the Offer Period (after taking into account any adjustment during the Offer Period pursuant to Section 18(a)), the Offer Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Offer Period which has its first Purchase Period commencing on that date, provided the Employee is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

(d) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5.	Participation.

(a) An eligible Employee may become a Participant in the Plan by submitting an authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) as of a date in advance of the Offering Date for the Offer Period in which such participation will commence, as required by the Administrator for all eligible Employees with respect to a given Offer Period.

(b) Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Offering Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6.	Payroll Deductions.

(a) At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Offer Period.

(b) All payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c) A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by submitting notice of a change of status (using such form or method (including electronic forms) as the Administrator may designate from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant’s payroll deductions shall be effective as soon as administratively practicable following the date of the request. A Participant’s payroll deduction authorization (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions shall be decreased to zero percent (0%). Payroll deductions shall recommence at the rate provided in such Participant’s payroll deduction authorization, as amended, when permitted under Section 423(b)(8) of the Code and Section 3(b), unless such participation is sooner terminated by the Participant as provided in Section 10.

7.	Grant of Option.

On the Offering Date, each Participant shall be granted an Option to purchase (at the applicable Purchase Price) shares of Common Stock; provided: (i) that such Option shall be subject to the limitations set forth in Sections 3(b), 6 and 12; (ii) until otherwise determined by the Administrator, the maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Offer Period shall be 5,000, subject to adjustment as provided in Section 18; and (iii) that such Option shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Administrator shall determine from time to time. Exercise of the Option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the Option, to the extent not exercised, shall expire on the last day of the Offer Period with respect to which such Option was granted. Notwithstanding the foregoing, shares subject to the Option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6. In addition, to the extent an Option is not exercised on each Exercise Date, the Option shall lapse and thereafter cease to be exercisable.

8.	Exercise of Option.

Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s Option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of full shares subject to the Option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. In addition, any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, shall be returned to the Participant and shall not be carried over to the next Offer Period or Purchase Period. During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by the Participant.

9.	Delivery.

Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the delivery to such Participant, as soon as administratively practicable, of the shares purchased upon exercise of the Participant’s Option.

10.	Withdrawal; Termination of Employment.

(a) A Participant may, by giving notice to the Company (using such form or method (including electronic forms) as the Administrator may designate from time to time), either: (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s Option under the Plan; or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s Option under the Plan at any time. If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, such Participant’s Option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s Option on the next Exercise Date (subject to Sections 3(b), 6, 7 and 12), and after such Exercise Date, such Participant’s Option for the Offer Period will be automatically terminated and all remaining accumulated payroll deduction amounts shall be returned to the Participant. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant enrolls in such succeeding Offer Period. The Administrator may, in its discretion and on a uniform and nondiscriminatory basis, specify procedures for withdrawal.

(b) Upon termination of a Participant’s employment relationship (as described in Section 2(k)) prior to the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the Option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s Option will be automatically terminated without exercise of any portion of such Option.

11.	Interest.

No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan.

12.	Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 250,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the Administrator determines that on a given Exercise Date the number of shares with respect to which Options are to be exercised may exceed: (x) the number of shares then available for sale under the Plan; or (y) the number of shares available for sale under the Plan on the Offering Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Offering Dates or Exercise Date, as applicable, and shall either continue the Offer Period then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below. Such allocation method shall be “bottom up,” with the result that all Option exercises for one (1) share shall be satisfied first, followed by all exercises for two (2) shares, and so on, until all available shares have been exhausted. Any amount remaining in a Participant’s payroll account following such allocation shall be returned to the Participant and shall not be carried over to any future Purchase Period or Offer Period, as determined by the Administrator.

(b) A Participant will have no interest or voting right in shares covered by the Participant’s Option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

13.	Administration.

The Plan shall be administered by the Administrator, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan, and to designate separate Offerings for the eligible Employees of the Company and one or more Designated Parents or Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

14.	Designation of Beneficiary.

(a) Each Participant will file a designation (using such form or method (including electronic forms) as the Administrator may designate from time to time) of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

15.	Transferability.

No payroll deductions credited to a Participant’s account, Options granted hereunder, or any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16.	Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants. All payroll deductions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income

Security Act of 1974, as amended. The Company shall retain at all times beneficial ownership of any investments which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants shall have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

17.	Reports.

Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.	Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment, for: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

(b) Corporate Transactions. In the event of a proposed Corporate Transaction, each Option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that either:

(i) the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

(ii) the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (x) the Fair Market Value of the shares subject to the Option over (y) the Purchase Price due had the Participant’s Option been exercised automatically under Subsection (b)(i) above. In addition, all remaining accumulated payroll deduction amounts shall be returned to the Participant.

(c) For purposes of Section 18(b), an Option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the Option is replaced with a comparable Option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of Option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

19.	Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can adversely affect Options previously granted, provided that the Plan or any one or more Offer Periods then in effect may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or Purchase Period then in progress if the Administrator determines that the termination of the Plan or one or more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish or change Plan or per Participant limits on share purchases, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

20.	Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21.	Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no Options shall be exercised or shares issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 23.

22.	Term of Plan.

The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23.	Stockholder Approval.

Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

24.	No Employment Rights.

The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

25.	No Effect on Retirement and Other Benefit Plans.

Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

26.	Effect of Plan.

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

27.	Governing Law.

The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

28.	Dispute Resolution.

The provisions of this Section 28 shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Alameda) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if you

marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/xoma Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 20, 2015.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 20, 2015.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

ò  Please detach here  ò

The Board of Directors recommends a vote FOR all of the nominees, and FOR Proposal 2.

1.	Election of	01 John Varian	04 William K. Bowes, Jr.	07 Timothy P. Walbert	☐	Vote FOR	☐	Vote WITHHELD
	directors:	02 Patrick J. Scannon, M.D.	05 Peter Barton Hutt	08 Jack L. Wyszomierski		all nominees		from all nominees
		03 W. Denman Van Ness	06 Joseph M. Limber			(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the 2015 Employee Stock Purchase Plan.	☐ For ☐ Against ☐ Abstain

3.	To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the nominees and FOR Proposal 2.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

XOMA Corporation

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 21, 2015

9:00 a.m. Local Time

2910 Seventh Street

Berkeley, CA 94710

Important notice regarding the Internet availability of proxy materials for the annual meeting of stockholders. The Proxy Statement and the 2014 Annual Report to Stockholders are available at: http://wfss.mobular.net/wfss/xoma.

XOMA Corporation	proxy

The undersigned hereby appoints JOHN VARIAN and TOM BURNS, and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all shares of common stock of XOMA Corporation (the “Company”) which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at the Company’s offices at 2910 Seventh Street, Berkeley, California on May 21, 2015, at 9:00 a.m. local time, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present thereat.

See reverse for voting instructions.